As filed with the Securities and Exchange Commission on May 10, 2010
                                                     Registration No. 333-______
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           NORTH AMERICAN NICKEL INC.
             (Exact name of registrant as specified in its charter)

                      Province of British Columbia, Canada
         (State or other jurisdiction of incorporation or organization)

                                 Not Applicable
                      (I.R.S. Employer Identification No.)

    #208 - 828 Harbourside Drive, North Vancouver, British Columbia, V7P 3R9
               (Address of Principal Executive Offices) (Zip Code)

                  North American Nickel Inc. Stock Option Plan
                            (Full title of the plan)

                                 Richard J. Mark
    #208 - 828 Harbourside Drive, North Vancouver, British Columbia, V7P 3R9
                     (Name and address of agent for service)

                                 (604) 904-8481
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                               Victor P. Harwardt
                         Salley Bowes Harwardt Law Corp
                      Suite 1750 - 1185 West Georgia Street
                          Vancouver B.C. V6E 4E6 Canada
                               Tel: (604) 688-0788
                               Fax: (604) 688-0788

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
Title of each class                         Proposed maximum      Proposed maximum
  of securities           Amount to be       offering price           aggregate             Amount of
 to be registered          registered           per share          offering price       registration fee
--------------------------------------------------------------------------------------------------------
Common Stock, without
par value                 5,000,000 (1)           $.10              $500,000 (2)            $35.65 (2)
--------------------------------------------------------------------------------------------------------
     Total                                                                                  $35.65
========================================================================================================

(1) The maximum number of shares of common stock issuable upon awards to be granted under the Registrant's Stock Option Plan consists of 5,000,000 shares, which are being registered under this Registration Statement and for which a registration fee is being paid.
(2) Calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the Registrant's Common Stock on May 05, 2010, a date within 5 business days prior to filing this Registration Statement as reported by the OTC Bulletin Board.
================================================================================

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is filed by North American Nickel Inc., a British Columbia, Canada corporation (the "Registrant"), relating to 5,000,000 shares of the Registrant's common stock, without par value (the "Common Stock") issuable under the Registrant's Stock Option Plan.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Commission rules and regulations allow us to "incorporate by reference" the information that we file with the Commission. This means that we can disclose additional important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file in the future with the Commission will automatically update and supersede this information. All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents.

     We incorporate by reference in this Registration Statement the following documents and information filed by the Registrant with the Commission:

     (1) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed with the Commission on April 27, 2010.

     (2) The Registrant's Reports of Foreign Private Issuers on Form 6-K filed with the Commission on April 8, 2010 and April 20, 2010.

ITEM 4. DESCRIPTION OF SECURITIES.

     North American Nickel Inc. Common Shares.

     The Common Shares are registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant must, pursuant to its Articles, and in accordance with the BUSINESS CORPORATIONS ACT of British Columbia, Canada, indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant's Articles. For the purposes of the foregoing, an "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Registrant (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the
Registrant: (i) is or may be joined as a party; or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     Exhibit Number                Description of Exhibit
     --------------                ----------------------

          4.1         North American Nickel Inc. Stock Option Plan

          5.1         Opinion of Salley Bowes Harwardt Law Corp.

         23.1         Consent of Dale Matheson Carr-Hilton LaBonte, Chartered
                      Accountants

         23.2 Consent of Salley Bowes Harwardt Law Corp (filed as part of Exhibit 5.1)

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, That:

          (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (ss.239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Vancouver, British Columbia on this 7th day of May, 2010.

                                 NORTH AMERICAN NICKEL INC.
                                 a British Columbia, Canada corporation


                                 By: /s/ Richard J. Mark
                                    -------------------------------------------
                                    Richard J. Mark
                                    Chief Executive Officer
                                    (Principal Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Mark, his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting him as attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date: 5/7/10                     By: /s/ Richard J. Mark
                                    --------------------------------------------
                                    Richard J. Mark
                                    Chairman, Chief Executive Officer


Date: 5/7/10                     By: /s/ Mark Fedikow
                                    --------------------------------------------
                                    Mark Fedikow
                                    President, Director


Date: 5/7/10                     By: /s/ Edward D. Ford
                                    --------------------------------------------
                                    Edward D. Ford
                                    Chief Financial Officer, Director
                                    (Principal Financial and Accounting Officer)


Date: 5/7/10                     By: /s/ Douglas E. Ford
                                    --------------------------------------------
                                    Douglas E. Ford
                                    Director


Date: 5/7/10                     By: /s/ John Roozendaal
                                    --------------------------------------------
                                    John Roozendaal
                                    Director


Date: 5/7/10                     By: /s/ James Clucas
                                    --------------------------------------------
                                    James Clucas
                                    Director

                                  EXHIBIT INDEX

Exhibit Number                Description of Exhibit
--------------                ----------------------

     4.1         North American Nickel Inc. Stock Option Plan

     5.1         Opinion of Salley Bowes Harwardt Law Corp.

    23.1         Consent of Dale Matheson Carr-Hilton LaBonte, Chartered
                 Accountants

    23.2         Consent of Salley Bowes Harwardt Law Corp (filed as part of
                 Exhibit 5.1)